LETTER RE CHANGE OF CERTIFYING ACCOUNTANT



March 6, 1998



Securities and Exchange Commission
Washington, DC 20549



We have read the statements made by The Willowbridge Fund L.P. as included in Item 14 of this Form 10, pursuant to Item 304 of Regulation S-K. We agree with the statements concerning our Firm.


Very truly yours,

COOPERS & LYBRAND L.L.P.